As filed with the U.S. Securities and Exchange Commission on August 20, 2015
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________
MIDSOUTH BANCORP, INC.
(Exact name of registrant as specified in its charter)
____________________

Louisiana	72-1020809
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
102 Versailles Boulevard
Lafayette, Louisiana 70501
(337) 237-8343
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)
C.R. Cloutier
President and Chief Executive Officer
MidSouth Bancorp, Inc.
102 Versailles Boulevard
Lafayette, Louisiana 70501
(337) 237-8343
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copies to:
Thomas O. Powell, Esq.
Brad R. Resweber, Esq.
Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 5200
Atlanta, Georgia  30308
(404) 885-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum offering price per unit(1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(3)
Senior Debt Securities	-	-	-	-
Subordinated Debt Securities	-	-	-	-
Common Stock, par value $0.10 per share	-	-	-	-
Preferred Stock, no par value per share	-	-	-	-
Depositary Shares	-	-	-	-
Purchase Contracts	-	-	-	-
Units	-	-	-	-
Warrants	-	-	-	-
Rights	-	-	-	-
TOTAL	$75,000,000	-	$75,000,000	-

(1)
Subject to the maximum aggregate initial offering price limitation of $75,000,000 described in note (2) below, indeterminate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Securities registered by this Registration Statement may be offered and sold separately or together with other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Subject to the maximum aggregate initial offering price limitation of $75,000,000 described in note (2) below, there are also being registered an indeterminate number of shares or units of common stock, preferred stock, warrants, purchase contracts, depositary shares, rights and units, and such indeterminate principal amount of senior debt securities and subordinated debt securities, as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities, or as shall be issuable pursuant to anti-dilution provisions of securities, as may be offered pursuant to this Registration Statement. Includes an indeterminate number of depositary shares evidenced by depositary receipts as may be issued in the event that MidSouth Bancorp, Inc. elects to offer fractional interests in its preferred stock registered hereby.

(2)
The aggregate initial offering price of the securities being registered will not exceed $75,000,000 exclusive of accrued interest and dividends, if any. Such amount represents the principal amount of any debt securities issued at their principal amount, or, if any debt securities are issued at original issue discount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, and the issue price of any common stock, preferred stock, warrants, rights, purchase contracts or units.

(3)
Estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. The registrant filed a Registration Statement on Form S-3 (File No. 333-183266) (the “Prior Registration Statement”), which registered an aggregate of $75,000,000 of the types of securities registered on this Registration Statement, all of which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement includes all of the Unsold Securities and the registrant is continuing to apply the previously paid filing fee of $8,595.00 associated with the Unsold Securities to this Registration Statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

Subject to Completion, Dated August 20, 2015
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PROSPECTUS
$75,000,000
Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Units
Warrants
Rights
____________________
We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $75,000,000. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
Our common stock is traded on the New York Stock Exchange under the symbol “MSL.”
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are unsecured and are not deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
Investing in these securities involves risks. You should carefully review the information provided under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, which information is incorporated by reference in this prospectus, and any additional description of risk factors that may be contained or incorporated by reference in this prospectus or in supplements to this prospectus, for a discussion of certain factors you should carefully consider before deciding to invest in these securities. See “Risk Factors” on page 2 of this prospectus.
____________________
This prospectus is dated         , 2015.

TABLE OF CONTENTS
Prospectus

_______________________________
You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. You should not assume that the information in this prospectus or the applicable prospectus supplement or any document incorporated by reference is accurate as of any date other than the dates of the applicable documents
Unless the context requires otherwise, references to “MidSouth Bancorp, Inc.,” “MSL,” the “Company,” “we,” “our,” “ours” and “us” are to MidSouth Bancorp, Inc., together with its subsidiaries, including MidSouth Bank, N.A.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell, either separately or together, senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares representing interests in preferred stock, purchase contracts, units and warrants, in one or more offerings. In addition, we may offer to our existing shareholders subscription rights, which may or may not be transferable, to purchase other securities offered hereby. We may use the shelf registration statement to sell, in one or more offerings, up to $75,000,000 of any securities registered, in any combination in an offering amount. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities and the offering. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us. The supplement also may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC website or at the SEC office mentioned under the heading “Where You Can Find More Information” below.
We may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.
Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's and our internet websites.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) after the date of the initial registration statement and prior to effectiveness of the registration statement and any such filings that we will make after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules (unless otherwise indicated herein or therein):

•	Annual Report on Form 10-K for the year ended December 31, 2014;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2015 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014;

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2015 and June 30, 2015;

•	Current Report on Form 8-K filed on January 27, 2015, April 28, 2015, May 21, 2015 and July 27, 2015, except to the extent any such information is deemed “furnished” in accordance with SEC rules; and

•
The description of MSL capital stock set forth in the registration statement on Form 8-A filed on September 19, 2013 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed with the Securities and Exchange Commission for the purpose of updating this description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus (excluding exhibits to those documents unless they are specifically incorporated by reference into those documents). You can request those documents from us by contacting:

Shaleen B. Pellerin
Investor Relations
MidSouth Bancorp, Inc.
P.O. Box 3745
Lafayette, Louisiana 70502
(337) 237-8343
shaleen.pellerin@midsouthbank.com
This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

RISK FACTORS
Investing in the securities involves risk. Please see the “Risk Factors” section in MSL's most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in any subsequent MSL Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus and any prospectus supplement. The risks and uncertainties not presently known to MSL or that MSL currently deems immaterial may also impair its business operations, its financial results and the value of the securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain statements that are considered “forward looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements.  The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,”

“plan,” “could,” “will,” “would,” “should,” “potential,” “forecast” and similar expressions are typically used to identify forward-looking statements.  These statements include, among others, statements regarding:

•	future results;

•	changes in classified and criticized assets;

•	acquisition activity and the integration of operations from recently completed acquisitions;

•	changes in the local and national economy;

•	the work-out of nonaccrual loans; and

•	the impact of regulatory changes.

Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters:

•	changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels;

•
changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans;

•	increased competition for deposits and loans which could affect compositions, rates and terms;

•	changes in the levels of prepayments received on loans and investment securities that adversely affect the yield and value of the earning assets;

•	a deviation in actual experience from the underlying assumptions used to determine and establish our allowance for loan losses, which could result in greater than expected loan losses;

•	changes in the availability of funds resulting from reduced liquidity or increased costs;

•
the timing, ability to complete and the impact of proposed and/or future acquisitions, the success or failure of integrating acquired operations, and the ability to capitalize on growth opportunities upon entering new markets;

•	the timing, ability to complete and the impact of proposed and/or future efficiency initiatives;

•	the ability to acquire, operate, and maintain effective and efficient operating systems;

•	increased asset levels and changes in the composition of assets that would impact capital levels and regulatory capital ratios;

•	loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels;

•
legislative and regulatory changes, including the changes in the regulatory capital framework under the Federal Reserve Board’s Basel III regulatory capital reforms, the impact of regulations under the Dodd-Frank  Wall Street Reform and Consumer Protection Act of 2010, including the implementation of the Consumer Financial Protection Bureau and other changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of Federal Deposit Insurance Corporation (“FDIC”) insurance and other coverage;

•
regulations and restrictions resulting from our participation in government sponsored programs such as the U.S. Treasury's Small Business Lending Fund (“SBLF”), including potential retroactive changes in such programs;

•	changes in accounting principles, policies, and guidelines applicable to financial holding companies and banking;

•
cybersecurity risk related to our dependence on internal computer systems as well as the technology of outside service providers that subject us to business disruptions or financial losses resulting from deliberate attacks or unintentional events;

•	acts of war, terrorism, cyber intrusion, weather, or other catastrophic events beyond our control; and

•	the ability to manage the risks involved in the foregoing.

Some of the factors that could cause actual results to differ from those expressed or implied in forward-looking statements are incorporated by reference under “Risk Factors” in this prospectus and may be described in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporate by reference into this prospectus, including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q and in our other reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those anticipated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We disclaim any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

MIDSOUTH BANCORP, INC.
MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana with assets of $1.9 billion as of June 30, 2015. Through our wholly owned subsidiary, MidSouth Bank, N.A., we offer a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank has 58 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs.  MidSouth Bank is community oriented and focuses primarily on offering commercial and consumer loan and deposit services to individuals, and small and middle market businesses.

Additional corporate information about us is available at our website, www.midsouthbank.com.  The information included on our website is not incorporated into this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “MSL.” Our main office is located at 102 Versailles Blvd., Lafayette, Louisiana 70501 and our telephone number is (337) 237-8343.

USE OF PROCEEDS
We intend to use the net proceeds from sales of our securities as set forth in the applicable prospectus supplement or pricing supplement relating to a specific issuance of securities. Our general corporate purposes may include:

•	financing possible acquisitions of financial institutions;

•	financing acquisitions of other businesses that are related to banking, or diversification into other banking-related businesses;

•	extending credit to, or funding investments in, our subsidiaries;

•	repurchasing our outstanding capital stock, including shares of our Series B Preferred Stock issued under the SBLF program; and

•	repaying, reducing or refinancing indebtedness.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiaries' funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our corporate strategies, to fund our subsidiaries, to finance acquisitions or otherwise. We intend to use the net proceeds from sales of the securities in the manner and for the purpose set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
Our ratio of earnings to fixed charges and consolidated ratio of earnings to fixed charges and preference dividends for the periods indicated is as follows:

	Year Ended December 31,					Six Months Ended June 30,
	2014	2013	2012	2011	2010	2015
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	12.55x	8.88x	8.71x	3.83x	4.50x	10.64x
Including interest on deposits	5.56x	4.11x	3.30x	1.87x	1.91x	4.30x

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends:
Excluding interest on deposits	9.62x	5.86x	4.61x	1.90x	2.78x	7.85x
Including interest on deposits	4.96x	3.41x	2.61x	1.43x	1.65x	3.84x

For purposes of calculating the ratios, earnings are the sum of income before taxes and fixed charges. Fixed charges consist of interest and debt expenses, excluding interest on deposits, and dividends on preferred stock; and in the second alternative above, including interest on deposits. Fixed charges also include the portion of rental expense deemed to represent interest and exclude interest on uncertain tax positions which are classified with the provision for income taxes in the consolidated financial statements.
DESCRIPTION OF DEBT SECURITIES
The debt securities we are offering will constitute senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures to be entered into between us and a bank or trust company, or other trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that we select to act as trustee. A copy of the form of each indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures may be modified by one or more supplemental indentures, which we will incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.
The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the indentures and any supplemental indentures that we file with the SEC in connection with an issuance of any series of debt securities. You should read all of the provisions of the indentures, including the definitions of certain terms, as well as any supplemental indentures that we file with the SEC in connection with the issuance of any series of debt securities. These summaries set forth certain general terms and provisions of the securities to which any prospectus supplement may relate. The specific terms and provisions of a series of debt securities and the extent to which the general terms and provisions may also apply to a particular series of debt securities will be described in the applicable prospectus supplement.
Since we are a holding company, our right, and accordingly, the right of our creditors and shareholders, including the holders of the securities offered by this prospectus and any prospectus supplement, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or similar proceeding is subject to the prior claims of creditors of that subsidiary, except to the extent that our claims as a creditor of the subsidiary may be recognized.
Terms of the Securities
Unless otherwise described in a prospectus supplement, the following general terms and provisions will apply to the debt securities. The securities will not be secured by any of our assets. Neither the indentures nor the securities will limit or otherwise restrict the amounts of other indebtedness which we may incur, or the amount of other securities that we may issue. All of the securities issued under each of the indentures will rank equally and ratably with any additional securities issued under the same indenture. The subordinated debt securities will be subordinated as described below under “Subordination.”
Each prospectus supplement will specify the particular terms of the securities offered. These terms may include:

•	the title of the securities;

•	any limit on the aggregate principal amount of the securities;

•	the priority of payments on the securities;

•	the issue price or prices (which may be expressed as a percentage of the aggregate principal amount) of the securities;

•	the date or dates, or the method of determining the dates, on which the securities will mature;

•	the interest rate or rates of the securities, or the method of determining those rates;

•	the interest payment dates, the dates on which payment of any interest will begin and the regular record dates;

•
whether the securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for such global security, or the manner in which any interest payable on a temporary or permanent global security will be paid;

•
any terms relating to the conversion of the securities into our common stock or preferred stock or other securities offered hereby, including, without limitation, the time and place at which such securities may be converted, the conversion price and any adjustments to the conversion price and any other provisions that may applicable;

•
any covenants that may restrict our ability to create, assume or guarantee indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance, that condition or restrict our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person or that otherwise impose restrictions or requirements on us;

•	any sinking fund or similar provisions applicable to the securities;

•	any mandatory or optional redemption provisions applicable to the securities;

•	the denomination or denominations in which securities are authorized to be issued;

•	whether any of the securities will be issued in bearer form and, if so, any limitations on issuance of such bearer securities (including exchanges for registered securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the securities will be issued as original issue discount securities;

•	each office or agency where securities may be presented for registration of transfer, exchange or conversion;

•	the method of determining the amount of any payments on the securities which are linked to an index;

•	if other than U.S. dollars, the currency or currencies in which payments on the securities will be payable, and whether the holder may elect payment to be made in a different currency;

•	if other than the trustee, the identity of the registrar and/or paying agent;

•	any defeasance of certain obligations by us pertaining to the series of securities; and

•
any other specific terms of the securities, which terms may modify or delete any provision of the applicable indenture insofar as it applies to the securities offered; provided that no terms of the indentures may be modified or deleted if they are required under the Trust Indenture Act and that any modification or deletion of the rights, duties or immunities of an indenture trustee shall have been consented to in writing by the trustee.

Some of our debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or relating to certain other kinds of securities that may be offered, including securities linked to an index.
Acceleration of Maturity
If an event of default in connection with any outstanding series of securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding securities of that series may declare the principal amount due and payable immediately. If the securities of that series are original issue discount securities, the holders of at least 25% in principal amount of those securities may declare the portion of the principal amount specified in the terms of that series of securities to be due and payable immediately. In either case, a written notice may be given to us, and to the trustee, if notice is given by the holders instead of the trustee. Subject to certain conditions, the declaration of acceleration may be revoked, and past defaults (except uncured payment defaults and certain other specified defaults) may be waived, by the holders of not less than a majority of the principal amount of securities of that series.
You should refer to the prospectus supplement relating to each series of securities for the particular provisions relating to acceleration of the maturity upon the occurrence and continuation of an event of default.
Registration and Transfer
Unless otherwise indicated in the applicable prospectus supplement, each series of the offered securities will be issued in registered form only, without coupons. The indentures will also allow us to issue the securities in bearer form only, or in both registered and bearer form. Any securities issued in bearer form will have interest coupons attached, unless they are issued as zero coupon securities. Securities in bearer form will not be offered, sold, resold or delivered in connection with their original issuance in the United States or to any United States person other than to offices of certain United States financial institutions located outside the United States. Unless otherwise indicated in the applicable prospectus supplement, the senior debt securities and subordinated debt securities we are offering will be issued in denominations of $1,000 or an integral multiple of $1,000. No service charge will be made for any transfer or exchange of the securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of a designated paying agent. At our option, payment of interest on fully registered securities may also be made by check mailed to the persons in whose names the securities are registered on the days specified in the indentures or any prospectus supplement.

We will pay principal, interest and any premium on bearer securities in the designated currency or currency unit at the office of a designated paying agent or agents outside of the United States. Payments will be made at the offices of the paying agent in the United States only if the designated currency is U.S. dollars and payment outside of the United States is illegal or effectively precluded. If any amount payable on a security or coupon remains unclaimed at the end of two years after such amount became due and payable, the paying agent will release any unclaimed amounts, and the holder of the security or coupon will look only to us for payment.
The designated paying agent in the United States for the securities we are offering is provided in the indentures that are or will be deemed incorporated by reference into this prospectus.
Global Securities
The securities of a series may be issued in whole or in part in the form of one or more global certificates (“Global Securities”) that will be deposited with a depositary that we will identify in a prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing securities in definitive form represented thereby, a Global Security may not be transferred except as a whole by the depositary to a nominee of that depositary or by a nominee of that depositary to a depositary or another nominee of that depositary.
The specific terms of the depositary arrangements for each series of securities will be described in the applicable prospectus supplement.
Modification and Waiver
Each indenture provides that modifications and amendments may be made by us and the trustee with the consent of the holders of a majority in principal amount of the outstanding securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of each holder affected:

•	change the stated maturity date of the security;

•	reduce the principal amount, any rate of interest, or any additional amounts in respect of any security, or reduce the amount of any premium payable upon the redemption of any security;

•	change the time or place of payment, currency or currencies in which any security or any premium or interest thereon is payable;

•	impair the holders' rights to institute suit for the enforcement of any payment on or after the stated maturity date of any security, or in the case of redemption, on or after the redemption date;

•	reduce the percentage in principal amount of securities required to consent to any modification, amendment or waiver under the indenture;

•
modify, except under limited circumstances, any provision of the applicable indenture relating to modification and amendment of the indenture, waiver of compliance with conditions and defaults thereunder or the right of a majority of holders to take action under the applicable indenture;

•	adversely affect any rights of conversion;

•	in the case of the subordinated indenture, alter the provisions regarding subordination of the subordinated debt securities in any way that would be adverse to the holders of those securities;

•	reduce the principal amount of original issue discount securities which could be declared due and payable upon an acceleration of their maturity; or

•	change our obligation to pay any additional amounts.

The holders of a majority in principal amount of the outstanding securities of any series may waive compliance by us and the trustee with certain provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the applicable indenture with respect to that series, except a default in the payment of the principal, or any premium, interest, or additional amounts payable on a security of that series or in respect of a covenant or provision which under the terms of the applicable indenture cannot be modified or amended, without the consent of each affected holder.
With the trustee, we may modify and amend any indenture without the consent of any holder for any of the following purposes:

•	to name a successor entity to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add to the events of default;

•
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities, as set forth in the applicable indenture;

•	to establish the form or terms of securities of any series and any related coupons;

•	to provide for the acceptance of appointment by a successor trustee;

•	to make provision for the conversion rights of the holders of the securities in certain events;

•
to cure any ambiguity, defect or inconsistency in the applicable indenture, provided that such action is not inconsistent with the provisions of that indenture and does not adversely affect the interests of the applicable holders;

•	to modify, eliminate or add to the provisions of any indenture to conform our or the trustee's obligations under the applicable indenture to the Trust Indenture Act; or

•	to make any other changes that apply only to debt securities to be issued thereafter.

Calculation of Outstanding Debt Securities
To calculate whether the holders of a sufficient principal amount of the outstanding securities have given any request, demand, authorization, direction, notice, consent or waiver under any indenture:

•
In the case of original issue discount securities, the principal amount that may be included in the calculation is the amount of principal that would be declared to be due and payable upon a declaration of acceleration according to the terms of that original issue discount security as of the date of the calculation.

•
Any securities owned by us, or owned by any other obligor of the securities or any affiliate of ours or any other obligor, should be disregarded and deemed not to be outstanding for purposes of the calculation.

Additional Provisions
Other than the duty to act with the required standard of care during an event of default, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of the securities, unless the holders have offered the trustee reasonable indemnification. Each indenture provides that the holders of a majority in principal amount of outstanding securities of any series may, in certain circumstances, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
No holder of a security of any series will have the right to institute any proceeding for any remedy under the applicable indenture, unless:

•	the holder has provided the trustee with written notice of a continuing event of default regarding the holder's series of securities;

•
the holders of at least 25% in principal amount of the outstanding securities of a series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute a proceeding for remedy;

•	the trustee has failed to institute the proceeding within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the trustee has not received a direction during such 60 day period inconsistent with such request from the holders of a majority in principal amount of the outstanding securities of that series.

However, the holder of any security will have an absolute and unconditional right to receive payment of the principal, any premium, any interest or any additional amounts in respect of such security on or after the date expressed in such security and to institute suit for the enforcement of any such payment. We are required to file annually with the trustee a certificate of no default, or specifying any default that exists.

Transactions with the Trustee
We and our subsidiaries may maintain deposit accounts and conduct various banking and other transactions with an indenture trustee. The trustee and its subsidiaries may maintain deposit accounts and conduct various banking transactions with us and our subsidiaries.
Conversion Rights
The applicable prospectus supplement relating to any convertible debt securities will describe the terms on which those securities are convertible.
Events of Default
The following will be events of default under the senior indenture with respect to the senior debt securities of a series:

•	failure to pay any interest or any additional amounts on any senior debt security of that series when due, and continuance of such default for 30 days;

•	failure to pay principal of, or any premium on, any senior debt security of that series when due;

•	failure to deposit any sinking fund payment for a senior debt security of that series when due;

•
failure to perform any of our other covenants or warranties in the senior indenture or senior debt securities (other than a covenant or warranty included in that indenture solely for the benefit of a different series of senior debt securities), which has continued for 90 days after written notice as provided in the senior indenture;

•	certain events in bankruptcy, insolvency or reorganization of us or MidSouth Bank, N.A.; and

•	any other event of default regarding that series of senior debt securities.

Unless otherwise described in the prospectus supplement applicable to a particular series of subordinated debt securities, events of default under the subordinated indenture are limited to certain events of bankruptcy, insolvency or reorganization of us or MidSouth Bank, N.A.
There is no right of acceleration of the payment of principal of a series of subordinated debt securities upon a default in the payment of principal or interest, nor upon a default in the performance of any covenant or agreement in the subordinated debt securities of a particular series or in the applicable indenture. In the event of a default in the payment of interest or principal, the holders of senior debt will be entitled to be paid in full before any payment can be made to holders of subordinated debt securities. However, a holder of a subordinated debt security (or the trustee under the applicable indenture on behalf of all of the holders of the affected series) may, subject to certain limitations and conditions, seek to enforce overdue payments of interest or principal on the subordinated debt securities.
Subordination
The senior debt securities will be unsecured and will rank equally among themselves and with all of our other unsecured and non-subordinated debt, if any.
The subordinated debt securities will be unsecured and will be subordinate and junior in right of payment, to the extent and in the manner set forth below, to the prior payment in full of all of our senior debt, as more fully described in the applicable prospectus supplement.
If any of the following circumstances has occurred, payment in full of all principal, premium, if any, and interest must be made or provided for with respect to all outstanding senior debt before we can make any payment or distribution of principal, premium, if any, any additional amounts or interest on the subordinated debt securities:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding relating to us or to our property has been commenced;

•	any voluntary or involuntary liquidation, dissolution or other winding up relating to us has been commenced, whether or not such event involves our insolvency or bankruptcy;

•
any of our subordinated debt security of any series is declared or otherwise becomes due and payable before its maturity date because of any event of default under the subordinated indenture, provided that such declaration has not been rescinded or annulled as provided in the subordinated indenture; or

•
any default with respect to senior debt which permits its holders to accelerate the maturity of the senior debt has occurred and is continuing, and either (a) notice of such default has been given to us and to the trustee and judicial proceedings are commenced in respect of such default within 180 days after notice in the case of a default in the payment of principal or interest, or within 90 days after notice in the case of any other default, or (b) any judicial proceeding is pending with respect to any such default.

DESCRIPTION OF CAPITAL STOCK
For purposes of this section, the terms “we,” “our” and “us” refer only to MidSouth Bancorp, Inc. and not to its subsidiaries. The following is a brief description of our capital stock. This summary does not purport to be complete in all respects and is qualified by reference to the applicable provisions of the Louisiana Business Corporation Law, or the “LBCL,” and our Articles of Incorporation and By-laws. Copies of our Articles of Incorporation of and the By-laws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
Our authorized capital stock consists of 30,000,000 shares of common stock, par value $0.10 per share, and 5,000,000 shares of preferred stock, no par value per share. As of June 30, 2015 we had 11,359,396 shares of common stock outstanding, 32,000 shares of Series B Preferred Stock outstanding and 91,696 shares of Series C Preferred Stock outstanding.
Common Stock
Voting Rights. Each share of our common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote. The holders of our common stock are not entitled to cumulate votes in the election of directors. Our Articles of Incorporation provide for three classes of directors, with one class to be elected at each annual meeting to serve for a three-year term.
Preemptive Rights. Our common stock does not carry preemptive subscription rights.
Liquidation. In the event of liquidation, dissolution or winding up of MidSouth, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and after payment of preferred stock shareholders with liquidation priority, if any.
Liability for Further Assessments. Shareholders are not subject to further assessments on their shares of common stock.
Sinking Fund Provision. Our common stock does not require that a separate capital reserve be maintained to pay shareholders with preferential rights for their investment in the event of liquidation or redemption.
Redemption or Conversion Rights. The holders of our common stock do not have a right of redemption, which is the right to sell their shares back to us, nor do they have a right to convert their shares to other classes or series of stock, such as preferred stock.
Dividends. Each shareholder is entitled to receive dividends, if and when, declared by our board of directors out of legally available funds. Our primary source of funds for dividends is the dividends we receive from MidSouth Bank, N.A.; therefore, our ability to declare dividends is highly dependent upon future earnings, financial condition, and results of operation of MidSouth Bank, N.A. as well as applicable legal restrictions on MidSouth Bank N.A.'s ability to pay dividends and other relevant factors.
Listing. Our common stock is listed for trading on the New York Stock Exchange under the ticker symbol “MSL.”
Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A..
Preferred Stock

If we offer preferred stock, we will file the terms of the preferred stock with the SEC, and the prospectus supplement relating to that offering will include a description of the specific terms of the offerings. Our Articles of Incorporation authorize our board of directors to establish one or more series of preferred stock. Our board of directors, without further approval of the shareholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our common stock.
In addition, as described under “Description of Depositary Shares,” we may, instead of offering full shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the prospectus supplement relating to such depositary shares.
Series B Preferred Stock. We have designated 32,000 shares of our preferred as Senior Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”) with a liquidation value per share of $1,000. All of the shares of Series B Preferred Stock were originally issued to the U.S. Treasury (“Treasury”) on August 25, 2011 in a transaction (the “SBLF Transaction”) under the SBLF.
Dividends Payable on Shares of Series B Preferred Stock. Holders of shares of Series B Preferred Stock are entitled to receive, if, as and when declared by our board of directors out of assets legally available for payment, noncumulative quarterly cash dividends on the Series B Preferred Stock, payable in arrears. The dividend rate that we pay on the Series B Preferred Stock for a given quarterly dividend period is based on the extent in which our qualified small business lending (“QSBL”) increases during a quarter over a baseline QSBL level. Under the SBLF, “QSBL” is defined to include the following types of loans: (a) commercial and industrial loans; (b) owner-occupied nonfarm, nonresidential real estate loans; (c) loans to finance agricultural production and other loans to farmers; and (d) loans secured by farmland. Excluded from these types of loans, however, and therefore excluded from the calculation of QSBL, are (i) any loan or group of loans to the same borrower and its affiliates with an original principal or commitment amount greater than $10 million; (ii) loans to borrowers who have (or whose ultimate parent company has) more than $50 million in revenues during the most recent fiscal year ended as of the date of loan origination; (iii) the portion of any loans guaranteed by the U.S. Small Business Administration, any other U.S. Government agency or a U.S. Government-sponsored enterprise; and (iv) the portion of any loans for which the risk is assumed by a third party (e.g., the portion of loans that have been participated).
For each of the first ten quarterly dividend periods following the SBLF Transaction, the dividend we paid on the Series B Preferred Stock for such quarter was adjusted depending upon the extent of our increase in QSBL for the applicable quarter over the QSBL baseline level. The dividend rate was set at 1.00% for the fourth quarter of 2013 due to attaining the target 10% growth rate in QSBL during the second quarter of 2013. Beginning in February 2016, the dividend rate will increase to 9% per annum until all of the Series B Preferred Stock has been fully redeemed.
Dividends on the Series B Preferred Stock are non-cumulative.  If we determine to not pay any dividend or a full dividend with respect to the Series B Preferred Stock, we are required to provide written notice to the holders of the Series B Preferred Stock of our rationale for not declaring dividends.
Priority of Dividends; Consequences of Missed Dividends. With respect to the payment of dividends, the Series B Preferred Stock will rank senior to our common stock and all other equity securities designated as ranking junior to the Series B Preferred stock (“junior stock”), and will rank at least equally with all other equity securities designated as ranking on a parity with the Series B Preferred Stock (“parity stock”).
If we miss any of our quarterly dividend payment obligations on the Series B Preferred Stock, then we would be required to provide written notice to the holders of the Series B Preferred Stock stating the rationale of the board of directors' decision for not declaring the dividend, and we would be prohibited, for that quarter and for the next three quarters thereafter, from repurchasing and from declaring or paying any dividends on any other outstanding parity stock or on any outstanding junior stock. After the fourth missed dividend payment, whether or not consecutive, if the Company was not at such time subject to a regulatory determination that it was prohibited from declaring and paying dividends, then the board would be required to certify, in writing, that the Company used its best efforts to declare and pay such dividends in a manner consistent with safe and sound banking practices and the board's fiduciary obligations.

If we miss five or six quarterly dividend payment obligations, the holders of the Series B Preferred Stock would have the right to select a representative to serve as an observer on our board of directors or the right, voting as a single class, to elect two directors to fill newly-created directorships on our board of directors, respectively.  For additional information, please see “ – Voting Rights.”
Restrictions on Dividends. So long as the Series B Preferred Stock remains outstanding, we may declare and pay dividends on our junior stock and parity stock only if, after giving effect to the dividend, our Tier 1capital would be equal to or greater than the “Tier 1 Dividend Threshold” (as defined in our Articles of Incorporation).
Redemption of Series B Preferred Stock; Restrictions on Redemption. Subject to approval by our federal banking regulators, the Series B Preferred Stock may be redeemed at our option at any time.  The per share redemption price for shares of Series B Preferred Stock shall be equal to the sum of the liquidation amount per share ($1,000), the per-share amount of any unpaid dividends for the current quarterly dividend period, and the pro rata amount of lending incentive fees for the current quarterly dividend period, if any.  We may decide to redeem all of the outstanding Series B Preferred Stock or a portion of the outstanding Series B Preferred Stock not less than 25% of the initial aggregate liquidation value of the Series B Preferred Stock.  If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata from the holders of record of shares of Series B Preferred Stock in proportion to the number of shares held by those holders or in such other manner as our board of directors or a committee thereof may determine to be fair and equitable.
The Series B Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions.  Holders of the Series B Preferred Stock do not have any right to require redemption or repurchase of any shares of Series B Preferred Stock.
So long as any shares of Series B Preferred Stock remain outstanding, we may repurchase or redeem shares of our capital stock only if our Tier 1 capital will remain equal to or greater than the Tier 1 Dividend Threshold (as such is defined in the Series B Designation) after such repurchase or redemption, and dividends on all outstanding shares of Series B Preferred Stock for the most recent quarterly dividend period have been or are contemporaneously declared and paid.  If a dividend is not declared and paid on the Series B Preferred Stock with respect to any quarterly dividend period, then for the next three quarters thereafter we may not redeem, purchase or acquire any shares of junior stock or parity stock, or any other of our capital stock, equity securities or trust preferred securities then outstanding, subject to certain limited exceptions.
Conversion. The holders of Series B Preferred Stock do not have any right to exchange or convert such shares into any other securities.

Voting Rights. In general, the holders of the Series B Preferred Stock do not have any voting rights except as set forth in the terms of the Series B Preferred Stock or as otherwise required by law.
If we have not declared and paid in full dividends for an aggregate of five quarters, whether or not consecutive, the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, may appoint a representative to serve as an observer on the board.  Such right would continue until we had made full dividend payments for four consecutive quarters thereafter.  If we have not declared and paid in full dividends for an aggregate of six quarters, and the aggregate liquidation preference of the outstanding shares of Series B Preferred Stock is greater than $25,000,000, the authorized number of directors on our board of directors shall automatically increase by two and the holders of the Series B Preferred Stock, voting as a single class, shall have the right to elect two directors to fill such newly created directorships.  Such directors would be elected at each of our annual meetings held until we had made full dividend payments for four consecutive quarters.  If extinguished by four consecutive timely dividend payments, the rights to appoint board observers and elect directors shall revest in the holders of the Series B Preferred Stock upon each subsequent missed quarterly dividend payment.
With regard to certain other matters, the approval of the Series B Preferred stock, given in the form of (a) consent of Treasury if Treasury holds any shares of Series B Preferred Stock or (b) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a single class, is required for effecting or validating (i) any amendment or alteration of our Articles of Incorporation to authorize, create or issue any shares (or any security convertible into any shares) of any equity security ranking senior to the Series B Preferred Stock with respect to the payment of dividends or distribution of assets in the event of a liquidation, dissolution or winding up; (ii) any change to our Articles of Incorporation that would adversely affect the rights, privileges or voting powers of the Series B Preferred Stock; (iii) any consummation of a binding share exchange or reclassification involving the Series B Preferred Stock, subject to certain enumerated exceptions; and (iv) any sale of all or substantially all of our assets if the Series B Preferred Stock will not be contemporaneously redeemed.
Preemptive Rights. The Series B Preferred Stock does not have preemptive rights as to any of our securities, or any warrants, rights or options to acquire any of our securities.
Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series B Preferred Stock shall be entitled to receive for each share of Series B Preferred Stock, out of our assets or proceeds thereof available for distribution to shareholders, subject to the rights of any creditors, payment in full in an amount equal to the liquidation amount per share, which is $1,000 per share, and the amount of any accrued and unpaid dividends on each share.  Holders of Series B Preferred Stock would be entitled to receive this amount before any distribution of assets or proceeds to holders of our common stock and any other stock ranking junior to the Series B Preferred Stock.  If in any distribution described above our assets are not sufficient to pay in full the amounts payable with respect to the outstanding shares of Series B Preferred Stock and any outstanding shares of parity stock, holders of the Series B Preferred Stock and parity stock would share ratably in any such distribution in proportion to the full respective distributions to which they are entitled.
For purposes of the liquidation rights of the Series B Preferred Stock, neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, nor the consolidation or merger by us with or into any other corporation or by another corporation with or into us, will constitute a liquidation, dissolution or winding-up of our affairs.
Liability for Further Assessments. Shareholders are not subject to further assessments on their shares of the Series B Preferred Stock.
Series C Preferred Stock. We have designated 100,000 shares of 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C (“Series C Preferred Stock”) with a liquidation value per share of $100.00. All of the outstanding shares of Series C Preferred Stock were originally issued to shareholders of PSB Financial Corporation (“PSB”), the holding company of The Peoples State Bank, on December 28, 2012 in connection with our acquisition of PSB.
Dividends Payable on Shares of Series C Preferred Stock. Holders of shares of Series C Preferred Stock are entitled to receive, if, as and when declared by our board of directors out of assets legally available for payment, noncumulative quarterly cash dividends on the Series C Preferred Stock at the rate of 4.00% per annum, payable in arrears.
Priority of Dividends. With respect to the payment of dividends, the Series C Preferred Stock ranks on a parity with the Series B Preferred Stock and senior to our common stock and all other equity securities designated as ranking junior to the Series C Preferred stock and will rank at least equally with all other equity securities designated as ranking on a parity with the Series C Preferred Stock.
Redemption of Series C Preferred Stock; Restrictions on Redemption. Subject to regulatory approval, the Series C Preferred Stock may be redeemed beginning on or after December 28, 2017, at a per share redemption price equal to the sum of the liquidation amount per share, plus the per-share amount of declared but unpaid dividends, if any. We may also redeem the Series C Preferred Stock, subject to regulatory approval, at the same redemption price prior to December 28, 2017, in the event the Series C Preferred Stock no longer qualifies for “Tier 1 Capital” treatment by the applicable federal banking regulators.
The Series C Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. Holders of the Series C Preferred Stock do not have any right to require redemption or repurchase of any shares of Series C Preferred Stock.
Conversion. The holders of Series C Preferred Stock have the right to convert the Series C Preferred Stock at any time into shares of our common stock at a conversion rate equal to the liquidation amount per share of the Series C Preferred Stock divided by the conversion price of $18.00 per share, subject to customary antidilution adjustments. In addition, on or after December 28, 2017, we shall have the option to require conversion of the Series C Preferred Stock if the closing price of our common stock for 20 days within any period of 30 consecutive trading days exceeds 130% of the conversion price.
Voting Rights. In general, the holders of the Series C Preferred Stock do not have any voting rights except as required by law.

Preemptive Rights. The holders of the Series C Preferred Stock do not have preemptive rights as to any of our securities, or any warrants, rights or options to acquire any of our securities.
Liquidation Rights. In the event that we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, holders of Series C Preferred Stock shall be entitled to receive for each share of Series C Preferred Stock, out of our assets or proceeds thereof available for distribution to shareholders, subject to the rights of any creditors, payment in full in an amount equal to the liquidation amount per share, which is $100.00 per share, plus an amount equal to any authorized and declared but unpaid dividends on each share. Holders of Series C Preferred Stock would be entitled to receive this amount before any distribution of assets or proceeds to holders of our common stock and any other stock ranking junior to the Series C Preferred Stock. After payment of the full amount of such liquidating distributions, holders of Series C Preferred Stock will not be entitled to any further participation in any distribution of assets by, and shall have no right or claim to any remains assets of, the Company.
For purposes of the liquidation rights of the Series C Preferred Stock, neither the consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of our property or business, will constitute a liquidation, dissolution or winding-up of our affairs.
Liability for Further Assessments. Shareholders are not subject to further assessments on their shares of Series C Preferred Stock.
Anti-Takeover Effects of Our Articles of Incorporation and By-laws and Certain Provisions of Louisiana Law

Our Articles of Incorporation and By-laws could delay, defer, or prevent a third party takeover, despite possible benefit to the shareholders, or otherwise adversely affect the price of our common stock. Our governing documents:

•	permit directors to be removed by shareholders only for cause and only upon an 80% vote;

•
require 80% of the voting power for shareholders to amend the By-laws, call a special meeting, or further amend the Articles of Incorporation, in each case if the proposed action was not approved by the board;

•	authorize a class of preferred stock that may be issued in series with terms, including voting rights, established by the board without shareholder approval;

•	authorize approximately 30 million shares of common stock and 5 million shares of preferred stock that may be issued by the board without shareholder approval;

•	classify our board with staggered three year terms, preventing a change in a majority of the board at any annual meeting;

•	require advance notice of proposed nominations for election to the board and business to be conducted at a shareholder meeting; and

•	require 80% of the voting power for shareholders to approve business combinations not approved by the board.

 These provisions would likely preclude a third party from removing incumbent directors and simultaneously gaining control of the board by filling the vacancies thus created with its own nominees.  Under the classified board provisions, it would take at least two elections of directors for any individual or group to gain control of the board.  Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control.  These provisions may have the effect of delaying consideration of a shareholder proposal until the next annual meeting unless a special meeting is called by the board or the chairman of the board.  Moreover, even in the absence of an attempted takeover, the provisions make it difficult for shareholders dissatisfied with the board to effect a change in the board's composition, even at annual meetings.
Also, we are subject to the provisions of the LBCL, which provides that we may not engage in certain business combinations with an “interested shareholder” (generally defined as the holder of 10% or more of the voting shares) unless: (1) the transaction was approved by the board before the interested shareholder became an interested shareholder; or (2) the transaction was approved by at least two-thirds of the outstanding voting shares not beneficially owned by the interested shareholder and 80% of the total voting power; or (3) certain conditions relating to the price to be paid to the shareholders are met.
 The LBCL also addresses certain transactions involving “control shares,” which are shares that would have voting power with respect to the Company within certain ranges of voting power.  Control shares acquired in a control share acquisition have voting rights only to the extent granted by a resolution approved by our shareholders.  If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, shareholders of the issuing public corporation have dissenters' rights as provided by the LBCL.
DESCRIPTION OF DEPOSITARY SHARES
The following briefly summarizes the general provisions of the depositary shares representing a fraction of a share of preferred stock of a specific series, or “depositary shares,” and depositary receipts (as defined below) that we may issue from time to time and which would be important to holders of depositary receipts. The specific terms of any depositary shares or depositary receipts, including pricing and related terms, will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below apply or not to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement is a summary only and is subject to, and qualified in its entirety by reference to the terms and provisions of the deposit agreement, which we will file with the SEC in connection with an issuance of depositary shares.
Description of Depositary Shares
We may offer depositary shares evidenced by receipts for such depositary shares, which we sometimes refer to as “depositary receipts.” Each depositary receipt represents a fraction of a share of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company, which we will select as our preferred stock depositary, and which may be the same institution that serves as an indenture trustee. The depositary must have its principal office in the United States and have combined capital and surplus of at least $50,000,000. We will name the depositary in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share. These rights include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares. We may issue depositary receipts in temporary, definitive or book-entry form.
Withdrawal of Preferred Stock
A holder of depositary shares may receive the number of whole shares of the series of preferred stock and any money or other property represented by the holder's depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit such preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
Holders of depositary shares of any series will receive their pro rata share of cash dividends or other cash distributions received by the depositary on the preferred stock of that series held by it. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole United States dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Depositary Shares
If a series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders' addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to that series of preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot, ratably or by such other equitable method as we and the depositary may determine.
Upon and after the redemption of shares of the underlying series of preferred stock, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption.
Voting Rights
Upon receipt of notice of any meeting at which the holders of preferred stock of the related series are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the related series of preferred stock. The materials the holders will receive will: (1) describe the matters to be voted on; and (2) explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will attempt, as far as practical, to vote the shares as instructed by the holder. We will cooperate with the depositary to enable it to vote as instructed by holders of depositary shares. If any holder does not instruct the depositary how to vote the holder's shares, the depositary will abstain from voting those shares.
Conversion or Exchange
The depositary will convert or exchange all depositary shares on the same day that the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will deposit with the depositary any other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.
The exchange or conversion rate per depositary share will be equal to the exchange or conversion rate per share of preferred stock, multiplied by the fraction of a share of preferred stock represented by one depositary share. All amounts per depositary share payable by us for dividends that have accrued on the preferred stock to the exchange or conversion date that have not yet been paid shall be paid in appropriate amounts on the depositary shares.
The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of preferred stock or common stock or to exchange the preferred stock for securities of another issuer. If the depositary shares carry this right, we would agree that, upon the payment of applicable fees and taxes, if any, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.
Amendment and Termination of the Deposit Agreement
We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges payable by holders of the depositary shares or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed and all amounts payable upon redemption have been paid;

•	each share of preferred stock held by the depositary has been converted into or exchanged for common stock, other preferred stock or other securities; or

•	a final distribution in respect of the preferred stock held by the depositary has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time. Upon such event, the depositary will give notice of termination to the holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole and fractional shares of the series of preferred stock underlying that holder's depositary receipts, provided that, at our election we may pay cash in lieu of fractional shares of preferred stock that may be issuable.
Charges of Depositary and Expenses
We will pay all transfer and other taxes and governmental charges in connection with the establishment of the depositary arrangements. We will pay all charges and fees of the depositary for the initial deposit of the preferred stock, the depositary's services and redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges and the charges that are provided in the deposit agreement to be for the holder's account.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
The deposit agreement will limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

•	we and the depositary will only be obligated to take the actions specifically set forth in the deposit agreement in good faith;

•	we and the depositary will not be liable if either is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	we and the depositary will not be liable if either exercises discretion permitted under the deposit agreement;

•
we and the depositary will have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on behalf of the holders of depositary receipts or any other party, unless we and the depositary are provided with satisfactory indemnity; and

•
we and the depositary will be permitted to rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

In the deposit agreement, we will agree to indemnify the depositary under certain circumstances.
Resignation and Removal of Depositary
The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Such resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal and the new depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF PURCHASE CONTRACTS
We also may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a fixed or varying number of shares of common stock, preferred stock, depositary shares or debt securities at a future date or dates. The consideration per share of common stock, preferred stock, depositary shares or debt securities may be fixed at the time that the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such purchase contract upon the occurrence of certain events.
The purchase contracts may be issued separately or as a part of units consisting of a purchase contract, debt securities and preferred securities. These contracts, and the holders' obligations to purchase shares of our common stock, preferred stock, depositary shares or debt securities under the purchase contracts may be secured by cash, certificates of deposit, U.S. government securities that will mature prior to or simultaneously with, the maturity of the purchase contract, standby letters of credit from an affiliated U.S. bank that is FDIC-insured or other collateral satisfactory to the Federal Reserve. The purchase contracts may require us to make periodic payments to holders of the purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis.
Any one or more of the above securities, common stock or the purchase contracts or other collateral may be pledged as security for the holders' obligations to purchase or sell, as the case may be, the common stock or preferred stock under the purchase contracts.
DESCRIPTION OF UNITS
We also may offer two or more of the securities described in this prospectus in the form of a “unit,” including pursuant to a unit agreement. The unit may be transferable only as a whole, or the securities comprising a unit may, as described in the prospectus supplement, be separated and transferred by the holder separately. There may or may not be an active market for units or the underlying securities, and not all the securities comprising a unit may be listed or traded on a securities exchange or market.
DESCRIPTION OF WARRANTS
For purposes of this section, the terms “we,” “our” and “us” refer only to MidSouth Bancorp, Inc. and not to its subsidiaries.
General
We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, which we will file with the SEC in connection with an issuance of any warrants.
The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants which may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of common stock, preferred stock or depositary shares will not have any rights of holders of the common stock, preferred stock or depositary shares purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.
Exercise of Warrants
A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.
Enforceability of Rights
The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants.
DESCRIPTION OF RIGHTS
For purpose of this section, the terms “we,” “our,” “our” and “us” refer only to MidSouth Bancorp, Inc. and not to its subsidiaries.
We may issue rights to purchase common stock, preferred stock, depositary shares or debt securities that we may offer to our shareholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting, backstop purchase or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank, trust company or transfer agent, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.
The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•
the aggregate number of rights issued and the aggregate number of shares of common stock, preferred stock or depositary shares or aggregate principal amount of debt securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of common stock, preferred stock, depositary shares or debt securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.
If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.
Holders of rights will have no rights as shareholders with respect to the shares of any of our equity securities for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the prospectus supplement, and such shares have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.
We will not be required to issue any person or group of persons any securities pursuant to a rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such securities if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.
PLAN OF DISTRIBUTION
We may sell securities offered under this prospectus:

•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a combination of any of these methods for sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, or at negotiated prices. For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price or the purchase price of the securities;

•	the names of any underwriters, dealers or agents;

•	the use of proceeds to us from the sale of the securities;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The underwriters may sell the securities directly or through underwriting syndicates managed by managing underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. In connection with an offering, underwriters and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities in accordance with applicable law.
With respect to the sale of securities under this prospectus and any applicable prospectus supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than 8%.
Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.
If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If agents are used in any sale of securities offered under this prospectus, they will generally use their reasonable best efforts to solicit purchases for the period of their appointment. If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved. We are not making an offer of securities in any state that does not permit such an offer.
Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. We expect that any agreements we may enter into with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contributions with respect to payments that they may be required to make.
We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.
Sales of securities offered under this prospectus also may be effected by us from time to time in one or more types of transactions (which may, without limitation, include block transactions, special offerings, exchange distributions, secondary distributions, purchases by a broker or dealer, or other direct sales by us to one or more purchasers) on the New York Stock Exchange or any other national securities exchange or automated trading and quotation system on which our common stock or other securities are listed, in the over-the-counter market, in transactions otherwise than on such exchanges and systems or the over-the-counter market, including negotiated transactions, through options transactions relating to the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Such transactions may or may not involve brokers or dealers. Any shares of our common stock offered under this prospectus will be listed on the New York Stock Exchange, subject to notice of issuance.
Each issue of a new series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights will be a new issue of securities with no established trading market, except as indicated in the applicable prospectus supplement. It has not been established whether the underwriters, if any, of the securities offered under this prospectus will make a market in these securities. If a market in any series of debt securities, preferred stock, depositary shares, purchase contracts, units, warrants and rights is made by any such underwriters, such market-making may be discontinued at any time without notice. We can give no assurance as to the liquidity of the trading market of these securities.
In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in these securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of these securities or of any other securities, the underwriters may bid for, and purchase, these securities or any other securities in the open market. Finally, in any offering of the securities offered under this prospectus through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.
If so indicated in the applicable prospectus supplement, one or more firms, which we refer to as “remarketing firms,” acting as principals for their own accounts or as agents for us, may offer and sell the securities offered under this prospectus as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by or contribution from us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including without limitation, Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.
Under the securities law of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such state securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available and is complied with.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the securities will be passed upon for us by Troutman Sanders LLP, Atlanta, Georgia. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
  Porter Keadle Moore, LLC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of our internal control over financial reporting as of December 31, 2014, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Porter Keadle Moore, LLC’s reports, given on their authority as experts in accounting and auditing.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an itemized statement of the estimated fees and expenses in connection with the issuance and distribution of the securities registered hereby:

Registration Statement filing fees		$8,595
Listing fees and expenses		*
Blue Sky fees and expenses		*
Printing and engraving expenses		*
Trustees', Registrar and Transfer Agents', and Depositaries' fees and expenses		*
Attorneys' fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*
Total	$	*
*Estimated expenses are not presently known.
Item 15. Indemnification of Directors and Officers
Louisiana Business Corporation Law. The Louisiana Business Corporation Law provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if:

•	the director or officer acted in good faith;

•	the director or officer reasonably believed such conduct was in, or not opposed to, the corporation's best interest; and

•	in connection with any criminal action or proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful.

However, the Louisiana Business Corporation Law provides that directors or officers may not be indemnified if they are held liable for willful or intentional misconduct in the performance of their duties to the corporation, unless a court determines that the director is entitled to indemnity for expenses which the court deems proper.

MidSouth Bancorp, Inc. MidSouth Bancorp, Inc.'s Articles of Incorporation provide that a director or officer of the Company will not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director or officer except to the extent that by law a director's or officer's liability for monetary damages may not be limited. This provision does not eliminate or limit the liability of the Company's directors and officers for (a) any breach of the director's or officer's duty of loyalty to the Company or its shareholders, (b) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) any unlawful dividend, stock repurchase or other distribution, payment or return of assets to shareholders, or (d) any transaction from which the director or officer derived an improper personal benefit. This provision may preclude certain shareholder derivative actions and may be construed to deter other third-party claims against the directors and officers.
MidSouth Bancorp, Inc.'s By-laws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, including actions by or in the right of the Company, whether civil, criminal administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, if such position is or was held at the request of MidSouth Bancorp, Inc. Such indemnification is furnished to the full extent provided by law against expenses (including attorneys' fees), judgments, fines, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The indemnification provisions also permit the Company to pay reasonable expenses in advance of the final disposition of any action, suit or proceeding as authorized by the board of directors, provided that the indemnified person undertakes to repay the Company if it is ultimately determined that such person was not entitled to indemnification.
The rights of indemnification provided in the By-laws are not exclusive of any other rights which may be available under any insurance or other agreement, by vote of shareholders or directors (regardless of whether directors authorizing such indemnification are beneficiaries thereof) or otherwise. In addition, the By-laws authorize the Company to maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, whether or not the Company would have the power to provide indemnification to such person. By action of the board of directors, the Company may create and fund a trust fund or other fund or form of self-insurance arrangement of any nature, and may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in the provisions of the By-laws regarding indemnification. These provisions are designed to reduce, in appropriate cases, the risks incident to serving as a director, officer, employee or agent and to enable the Company to attract and retain the best personnel available. We also carry insurance on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers or persons controlling MidSouth Bancorp, Inc. pursuant to the foregoing provisions, MidSouth Bancorp, Inc. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Certain rules of the FDIC limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C, (S) 1818(b)).

Item 16. Exhibits

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

3.1
Amended and Restated Articles of Incorporation of MidSouth Bancorp, Inc. (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.1 to the Company's annual report on Form 10-K for the Year Ended December 31, 2012, and incorporated herein by reference)

3.2
Amended and Restated By-laws of MidSouth Bancorp, Inc. effective as of September 26, 2012 (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.3 to MidSouth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to MidSouth's Registration Statement (No. 333-163361) on Form S-1 filed November 25, 2009 and incorporated herein by reference).

4.2	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.3	Form of Senior Indenture.

4.4	Form of Senior Note.*

4.5	Form of Subordinated Indenture.

4.6	Form of Subordinated Debt Security.*

4.7	Form of Collateral Agreement.*

4.8	Form of Warrant.*

4.9	Form of Rights Agreement.*

4.10	Form of Deposit Agreement.*

4.11	Form of Purchase Contract Agreement.*

4.12	Form of Depositary Receipt (included in Exhibit 4.10).*

5.1
Opinion of Troutman Sanders LLP as to the validity of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and rights.

8.1	Opinion of Troutman Sanders LLP as to certain U.S. federal income tax matters.*

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1	Consent of Porter Keadle Moore, LLC.

24.1	Powers of Attorney (included on the signature page of this registration statement)

25.1	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.*

25.2	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.*
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*To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of the above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i)Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
(iv)Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, MidSouth Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lafayette, State of Louisiana, on August 20, 2015.

MIDSOUTH BANCORP, INC.

By:	/s/ C.R. Cloutier
	Name:	C.R. Cloutier
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints C. R. Cloutier and James R. McLemore Jr., and each of them, with full power to act without the other, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, and any and all pre-effective and post-effective amendments thereto as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of August 20, 2015.

Signatures	Title

/s/ C.R. Cloutier	President and Chief Executive Officer and Director (Principal Executive Officer)
C.R. Cloutier

/s/ James R. McLemore, Jr.	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)
James R. McLemore, Jr.

/s/ Teri S. Stelly	Controller (Principal Accounting Officer)
Teri S. Stelly

/s/ Will Charbonnet, Sr.	Director
Will Charbonnet, Sr.

/s/ Leonard Q. Abington	Director
Leonard Q. Abington

/s/ James R. Davis, Jr.	Director
James R. Davis, Jr.

/s/ Jake Delhomme	Director
Jake Delhomme

/s/ Clayton Paul Hilliard	Director
Clayton Paul Hilliard

/s/ Milton B. Kidd, III, O.D.	Director
Milton B. Kidd, III, O.D.

/s/ Timothy J. Lemoine	Director
Timothy J. Lemoine

/s/ R. Glenn Pumpelly	Director
R. Glenn Pumpelly

/s/ William M. Simmons	Director
William M. Simmons

/s/ Joseph V. Tortorice, Jr.	Director
Joseph V. Tortorice, Jr.

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

3.1
Amended and Restated Articles of Incorporation of MidSouth Bancorp, Inc. (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.1 to the Company's annual report on Form 10-K for the Year Ended December 31, 2012, and incorporated herein by reference)

3.2
Amended and Restated By-laws of MidSouth Bancorp, Inc. effective as of September 26, 2012 (restated solely for purposes of Item 601(b)(3) of Regulation S-K) (filed as Exhibit 3.3 to MidSouth’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to MidSouth's Registration Statement (No. 333-163361) on Form S-1 filed November 25, 2009 and incorporated herein by reference).

4.2	Form of Articles of Amendment Establishing a Series of Preferred Stock.*

4.3	Form of Senior Indenture.

4.4	Form of Senior Note.*

4.5	Form of Subordinated Indenture.

4.6	Form of Subordinated Debt Security.*

4.7	Form of Collateral Agreement.*

4.8	Form of Warrant.*

4.9	Form of Rights Agreement.*

4.10	Form of Deposit Agreement.*

4.11	Form of Purchase Contract Agreement.*

4.12	Form of Depositary Receipt (included in Exhibit 4.10).*

5.1
Opinion of Troutman Sanders LLP as to the validity of the senior debt securities, subordinated debt securities, common stock, preferred stock, depositary shares, purchase contracts, units, warrants and rights.

8.1	Opinion of Troutman Sanders LLP as to certain U.S. federal income tax matters.*

12.1	Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1	Consent of Porter Keadle Moore, LLC.

24.1	Powers of Attorney (included on the signature page of this registration statement).

25.1	Form T-1 Statement of Eligibility to act as trustee under the Senior Indenture.*

25.2	Form T-1 Statement of Eligibility to act as trustee under the Subordinated Indenture.*
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*To be filed by amendment or pursuant to a Current Report on Form 8-K and incorporated herein by reference.